UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

C&D Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9389 (Commission File Number)	13-3314599 (I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania (Address of principal executive offices)	19422 (Zip code)

(215) 619-2700
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 3, 2011, Angel Holdings LLC, a Delaware limited liability company (“Parent”), Angel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and C&D Technologies, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving as a subsidiary of Parent (the “Surviving Corporation”).  Parent, Merger Sub and the Company are referred to herein collectively as the “Parties”.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock (i) directly owned by the Company or Merger Sub shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in respect thereof, (ii) owned by Parent or certain funds and accounts affiliated with Parent (the “Parent Funds”) or any wholly owned subsidiary of the Company immediately prior to the Effective Time shall remain outstanding after the Effective Time and no consideration shall be delivered in respect thereof and (iii) otherwise issued and outstanding immediately prior to the Effective Time (but excluding shares directly owned by the Company, Merger Sub, Parent or Parent Funds and excluding shares (“Appraisal Shares”) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) shall be converted into the right to receive $9.75 in cash, without interest (the “Merger Consideration”), and at the Effective Time all such shares of common stock shall no longer be outstanding and shall automatically be cancelled and cease to exist.  Each holder of such shares of common stock, whether certificated or uncertificated, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

The Merger Agreement contains customary representations and warranties for a transaction of this type.  None of the representations and warranties contained in the Merger Agreement or any instrument delivered pursuant to this Agreement will survive the Effective Time.

The Merger Agreement contains certain conditions that must be satisfied before a Party will be required to close the Merger, including (i) the approval of the stockholders of the Company, (ii) the bring-down of the representations and warranties of the other Party and (ii) the material compliance of the other Party with its covenants and obligations.  The Parent Funds, which collectively own approximately 65% of the outstanding shares of the common stock of the Company, have executed a written consent to approve the transaction, thereby providing the required stockholder approval for the Merger.  No further action is required to approve the Merger by the stockholders of the Company.  Additionally, Parent and Merger Sub are not required to close the Merger if the total number of Appraisal Shares exceeds five percent (5%) of the issued and outstanding shares of common stock as of the closing.

The Merger Agreement may be terminated at any time prior to the Effective Time by, among other things, (i) mutual agreement of the Parties; (ii) by either Parent or the Company (with respect to the Company, only pursuant to a resolution adopted by the Special Committee) if the Merger is not consummated on or before 5 p.m. on April 2, 2012 (the “Outside Date”), provided that the right to terminate will not be available to any Party if the failure of such Party to perform its obligations has been the cause of the failure of the Merger to be consummated on or before the Outside Date; (iii) by either Parent or the Company (with respect to the Company, only pursuant to a resolution adopted by the Special Committee) if any court of competent jurisdiction or governmental entity issues an order or takes action restraining, enjoying or prohibiting the Merger; (iv) by Parent or the Company if the other Party has breached certain of its representations or warranties or failed to perform certain of its covenants or obligations subject to certain opportunities to cure; and (v) by the Company if Parent does not waive the failure of the condition regarding Appraisal Shares, if applicable, within five business days after the date on which the Company notifies Parent in writing of the failure of such condition to occur.

            The description of the Merger Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

               The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Parent or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the Parties, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the Parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Parent or the Company.

Additionally, on September 30, 2011, the Company and certain of its subsidiaries (the “Guarantors”) entered into a letter agreement (the “Consent Letter”) with Wells Fargo Bank, National Association, a national banking association (the “Agent”), in its capacity as agent under the Amended and Restated Loan and Security Agreement, dated April 9, 2010, as amended (the “Loan Agreement”), by and among the Company, the Guarantors, the Agent and certain lenders party thereto.  Pursuant to the terms of the Consent Letter, the Lenders consented to the Merger Agreement and waived certain events of default resulting from cross-defaults under the Loan Agreement to the indentures governing the Company's convertible notes.

The foregoing description of the Consent Letter does not purport to be complete and is qualified in its entirety by reference to the Consent Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction involving the Company and Parent, the Company will prepare an information statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”), and will mail the information statement to its stockholders and may file other documents regarding the proposed transaction with the SEC as well.  The Company urges investors and stockholders to read the information statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information.  Investors and stockholders will be able to obtain, without charge, a copy of the information statement and other documents at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to the Company at David J. Anderson, Vice President, General Counsel and Corporate Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, PA 19422-0858, office: (215) 619-7817.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 3, 2011, following the execution of the Merger Agreement, the Parent Funds, the holders of 9,857,484 shares of the Company’s common stock, constituting approximately 65% of the outstanding shares of the Company’s common stock, executed a written consent adopting and approving in all respects the Merger.  No further approval of the stockholders of the Company is required to approve the Merger.

Item 8.01.  Other Events

On October 3, 2011, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by C&D Technologies, Inc. (including its filings with the Securities and Exchange Commission). Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Agreement and Plan of Merger, dated October 3, 2011, by and among Angel Holdings LLC, Angel Acquisition Corp., and C&D Technologies, Inc.1

10.2
Letter Agreement, dated as of September 30, 2011,  by and among C&D Technologies, Inc., certain of its subsidiary guarantors, the lenders that are signatory thereto, and Wells Fargo Bank, National Association, in its capacity as agent.

99.1	Press Release, dated October 3, 2011

1 The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Name: Ian J. Harvie
Title: Senior Vice President & Chief Financial Officer

Dated:  October 3, 2011

EXHIBIT  INDEX

Exhibit #	Description
10.1	Agreement and Plan of Merger, dated October 3, 2011, by and among C&D Technologies, Inc., Angel Acquisition Corp., and Angel Holdings LLC.

10.2
Letter Agreement, dated as of September 30, 2011,  by and among C&D Technologies, Inc., certain of its subsidiary guarantors, the lenders that are signatory thereto, and Wells Fargo Bank, National Association, in its capacity as agent.

99.1	Press Release, dated October 3, 2011.